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                                                                 EXHIBIT 10(g)

                          FIDELITY SOUTHERN CORPORATION

                              DIRECTOR COMPENSATION

        Each non-employee director of Fidelity Southern Corporation (the "Company") receives a $10,000 annual retainer, paid in four quarterly installments. In addition, each non-employee director receives $2,000 for each Board of Directors' meeting attended and $1,000 for each committee meeting attended.

        Directors who are employees of the Company do not receive a fee for attending Board of Directors or committee meetings.